Exhibit 5.1










                               Leonard E. Neilson
                           A PROFESSIONAL CORPORATION

LEONARD  E.  NEILSON                   8160  SOUTH  HIGHLAND  DRIVE,  SUITE  104
ATTORNEY  AT  LAW                                  SANDY,  UTAH  84093
                                                     TELEPHONE:  (801)  733-0800
                                                           FAX:  (801)  733-0808
                                                    E-MAIL:  LNEILSONLAW@AOL.COM


                                  May 17, 2007



Nine Mile Software, Inc.
1245 East Brickyard Road
Suite 590
Salt Lake City, Utah 84106

         Re:      Nine Mile Software, Inc.
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         I have acted as special counsel to Nine Mile Software, Inc., a Nevada corporation (the "Corporation"), in connection with its registration statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The registration statement relates to the proposed public offering of up to 714,290 shares of the Corporation's common stock, par value $0.001 per share (the "Common Stock").

         This opinion is being furnished to you in accordance with Item 601(b)(5) of Regulation S-B, promulgated under the Securities Act, for filing as
Exhibit 5.1 to the above referenced registration statement.

         In connection with the registration statement and, for the purpose of rendering this opinion, I have examined the Corporation's Articles of Incorporation, Bylaws and pertinent minutes and resolutions of the Corporation's Board of Directors. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

         I have been furnished with originals or copies of such corporate or other records of the Corporation. In addition, I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinion expressed herein. In my examination of the Corporation's corporate records, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies thereof, the genuineness of all signatures and the veracity, accuracy and completeness of all records made available to me by the Corporation.

         As to the  question of facts  material to this opinion  letter,  I have
relied  upon  the   representations   and   warranties,   certificates   of  and
conversations and correspondences with representatives of the Corporation.

         My opinion is expressly limited to those matters set forth herein and I make no opinion, expressed or implied, as to any other matters relating to the Corporation or its securities.

Nine Mile Software, Inc.
May __, 2007
Page 2

         Based upon and subject to the foregoing, I am of the opinion that the Common Stock being offered to the public by the Corporation, when sold and issued in the manner described in the registration statement (as amended from time to time), will be validly issued, fully paid and non-assessable.






         I hereby consent to the filing of this opinion as an Exhibit to the registration statement and to the reference to my name in the Prospectus constituting a part thereof under the caption "Legal Matters." In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                  Yours truly,



                                  LEONARD E. NEILSON, ATTORNEY AT LAW, P.C.